United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2024

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On August 14, 2023, iCoreConnect, Inc. (“Company”) entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among the Company, iCore Midco Inc., a Nevada corporation and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”).

In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser currently holds 1,175,403 shares of the Company’s Series A preferred stock (“Preferred Stock”) (and including the shares of Company common stock (the “Common Stock”) underlying the Preferred Stock, the “Purchased Shares”). In connection with the Company’s business combination (the “Business Combination”) completed August 25, 2023, the Purchaser was paid a cash amount (the “Prepayment Amount”) equal to the number of Purchased Shares multiplied by the amount paid to redeeming stockholders in connection with the Business Combination (the “Redemption Price”), or $10.69. Upon the Business Combination closing, 100,000 Purchased Shares were be deemed to be “Commitment Shares” and the remaining Purchased Shares were deemed to be “Prepaid Forward Purchase Shares”.

Pursuant to the FPA, the Purchaser agreed to converted the Preferred Stock comprising the Prepaid Forward Purchase Shares into Common Stock prior to August 26, 2024, and upon the sale of the Common Stock by the Purchaser, the Purchaser will remit the Reference Price (as defined below) per share to the Company; provided that for any Common Stock not sold by the Purchaser, the Purchaser shall, on the 25th trading day after February 25, 2025 (the “Maturity Date”) (the “Payment Date”), pay the Company an amount equal to (i) the number of Prepaid Forward Purchase Shares that the Purchaser held on the Maturity Date, multiplied by (ii) the lowest daily volume weighted average price per share of Common Stock during the twenty trading days beginning on the day after the Maturity Date less $0.15.

On August 26, 2024, the parties to the FPA entered into an amendment agreement (the “Amendment”) pursuant to which the Purchaser would not be required to convert the Preferred Stock comprising the Prepaid Forward Purchase Shares into Common Stock until the Maturity Date, and the Purchaser agreed that any conversions of Preferred Stock into Common Stock would take place on a one-for-one basis even if the terms of the Preferred Stock would provide for a greater number of shares. The Purchaser also agreed to waive any dividends that would be received on the Preferred Stock prior to such conversion into Common Stock.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Prepaid Forward Purchase Agreement, dated August 14, 2023 (incorporated by reference to exhibit 10.1 of the Form 8-K filed August 14, 2024)

10.2	Amendment Agreement dated August 26, 2024 between iCoreConnect, Inc., iCore Midco, Inc. and the Purchaser

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document .

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: August 27, 2024	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

4